SECOND AMENDMENT
TO
JONES LANG LASALLE INCORPORATED
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective January 1, 2009)
WHEREAS, Jones Lang LaSalle Incorporated (the “Company”), maintains the Jones Lang LaSalle Incorporated Deferred Compensation Plan (the “Plan”) for the benefit of its eligible employees and Directors, which Plan was amended and restated in its entirety effective January 1, 2009; and
WHEREAS, pursuant to Section 12.2 of the Plan, the Company retains the authority to amend the Plan; and
WHEREAS, the Company’s Board of Directors has delegated its authority to amend the Plan to the Jones Lang LaSalle Incorporated Compensation Committee; and
WHEREAS, the Compensation Committee has authorized the Chief Human Resources Officer and Executive Vice President, Human Resources, to amend the employee benefit plans sponsored by the Company or a member of its controlled group; and
WHEREAS, the Company desires to amend the Plan to provide for Scheduled Distributions for Outperformance Plan contributions.
NOW, THEREFORE, BE IT RESOLVED, that Section 3.11(g) of Plan is hereby amended, effective as of March 25, 2014, to provide as follows:
“(g)     Scheduled Distributions. Notwithstanding anything else in the Plan to contrary, a Participant may elect a Scheduled Distribution in accordance with the provisions of Sections 4.1, 4.2 and 4.3, which are incorporated by reference herein, for any portion of his OP Account; provided, however that any election of a Schedule Distribution under this Section 3.11(g) must occur on or after the date the Participant becomes vested in the OP Amount subject to such election. If, however, a Participant could become vested in an OP Amount within 12 months after the date on which the OP Amount is credited to his Account, the Participant shall not be eligible to elect a Scheduled Distribution under this Section 3.11(g).”
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IN WITNESS WHEREOF, this Second Amendment has been executed by a duly authorized representative of Jones Lang LaSalle Incorporated this 25th day of March, 2014.

JONES LANG LASALLE INCORPORATED

By: /s/ Trish Maxson
Trish Maxson
Chief Human Resources Officer